EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is between MVB Financial Corp., a  West Virginia corporation (“Employer”), and Patrick R. Esposito II (“Employee”).

Employer and Employee agree as follows:

1. Employment.  Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this agreement. Employee’s employment is at-will and may be terminated with or without cause, subject only to the notice requirements set forth herein.

2. Term. The initial term of this agreement begins on January 1, 2016 and terminates in the manner established in this agreement.

3. Duties. Employee shall perform and have all of the duties and responsibilities of the position and such other duties as may be assigned by Employer or its designee from time to time.  Employee acknowledges that the duties assigned to Employee may be revised from time to time based on the business needs of Employer and its parent entity(ies), subsidiaries and affiliates (collectively, the “Employer Group”).  Employee shall comply with the policies and procedures established by Employer Group as the same may be modified from time to time. Employee shall be subject to performance guidelines and requirements established by the Employer Group, as the same may be modified from time to time. Employee shall devote full time and best efforts at all times to the performance of the Employee’s duties; provided, however, that it shall not be a violation of the employment relationship for Employee to (i) devote reasonable periods of time to charitable, community, industry or professional activities, or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Employee’s responsibilities under this agreement or conflict with any of the provisions of this agreement.

4. Compensation and Benefits. During the term of employment of Employee, Employer agrees to provide Employee with the following compensation and benefits:

(a) Employee will receive the salary as outlined in the offer letter. Employee’s salary may be modified annually or as changes to Employee’s position or duties may occur.  Compensation is payable in accordance with the Employer’s general payroll practices.

(b) Employee is entitled to participate in and receive all benefits which Employer now and hereafter makes available to its employees. Employee is entitled to reimbursement for normal business expenses in accordance with Employer's policies on expense reimbursement as may be amended from time to time.

(c) Employee is eligible to participate in Employer’s incentive compensation plan as may be in effect from time to time, all as appropriate for Employee’s position and as approved by Employer’s Board of Directors,  reduced ratably for any partial year of employment. Employee must be employed on December 31 of a given year to qualify for the incentive compensation opportunity in that year.

5. Termination of Employment. Employment of Employee under this agreement may be terminated for any of the following reasons:

(a) Cause. This agreement may be terminated immediately on Employer’s determination, in its sole discretion, that Employee fails to meet the Employer’s standards and expectations for the Employee’s position. Employee forfeits all termination or severance payment(s) in the event of termination pursuant to this Paragraph 5(a). On termination pursuant to this Paragraph 5(a),  Employer shall pay Employee only for such period of Employee’s employment prior to the date of termination, including payment of any accrued benefits owing to Employee pursuant to applicable law.

(b) Without Cause. This agreement may be terminated without cause by either party at any time on not less than 60 days prior written notice to the other party.  Such termination shall not be viewed as a breach of this agreement.  On termination pursuant to this Paragraph 5(b),  Employer shall pay Employee the ratable portion of the Employee’s salary for the period through and including the effective date of the termination of this agreement plus any accrued benefits owing to Employee pursuant to applicable law.  In addition, if Employer terminates this agreement pursuant to this Paragraph 5(b),  Employer shall pay the Employee a severance payment (“Severance Compensation”) determined as follows: (i) if Employee was employed by Employer Group for less than five years, an amount equal to six months of Employee’s salary (such salary being equal to Employee’s annual salary at the time of termination) or (ii) if Employee was employed by Employer Group for five years or more, an amount equal to twelve months of Employee’s salary (such salary being equal to Employee’s annual salary at the time of termination). Employee must execute a release in form requested by Employer in order to receive the Severance Compensation.  The Severance Compensation shall be paid on Employee’s regular payroll dates during a period following the effective date of termination equal to the number of months of salary included in the Severance Compensation or, in the sole discretion of Employer, in a lump sum on the effective date of termination.

(c) Death or Permanent Disability. If Employee dies, or is unable, due illness or injury, to fully-perform his duties hereunder for a period of six consecutive months,  this agreement shall terminate as of the date of death or as of the final day of the six consecutive month period, as applicable. On termination pursuant to this Paragraph 5(c),  Employer shall pay Employee the ratable portion of the Employee’s salary for the period through and including the effective date of the termination of this agreement plus any accrued benefits owing to Employee pursuant to applicable law.

(d) Change in Control. For purposes of this section, a “Change of Control” means any of the following: (A) any consolidation or merger of the Employer pursuant to which the stockholders of the Employer immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the surviving business entity; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Employer other than any sale, lease, exchange or other transfer to any company where the Employer owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; (C) the sale or exchange, whether in a single transaction or series of related transactions, by the stockholders of the Employer of more than 50% of the voting stock of the Employer, such that the stockholders do not, whether directly or indirectly, have beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Employer.  On the occurrence of a Change of Control, Employee may terminate this agreement on 30 days prior written notice to Employer.  On termination pursuant to this Paragraph 5(d),  Employer shall pay Employee (i) the ratable portion of the Employee’s salary for the period through and including the effective date of the termination of this agreement, (ii) any accrued benefits owing to Employee pursuant to applicable law and (iii) the Severance Compensation. The Severance Compensation shall be paid on Employee’s regular payroll dates during the one-year period following the effective date of termination or, in the sole discretion of Employer or its successor in interest, in a lump sum on the effective date of termination.

(e) Upon termination of this agreement for any reason, Employee shall be deemed to have resigned as an officer, director and manager of the Employer and any affiliates of the Employer.
6. Confidential Information.

(a) Employee understands and agrees that during the course of Employee's employment with Employer, Employee will come to know confidential information regarding Employer Group,  including business, financial, client and other information, which Employer Group holds in the strictest confidence (individually and collectively, “Confidential Information”). Employee will not, whether during the term of this agreement or at any time thereafter, use, divulge, disclose or distribute any Confidential Information to any person except in the performance of Employee’s duties hereunder.  For purposes of this agreement, "Confidential Information" does not include information that (i) is available to or known by the public other than as a result of disclosure by Employee, (ii) becomes available to Employee on a non-confidential basis from a source other than Employer Group, or (iii) is required to be disclosed by law, including, without limitation, oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process.

(b) Nothing contained in this agreement shall be construed so as to violate any law or as to require Employee to violate any law, or to refuse to respond to a valid and enforceable subpoena or to a court order compelling Employee to testify.  If Employee is subject to any legal process that compels Employee to provide testimony or documents about any matter involving Employer Group or to disclose Confidential Information, Employee will promptly notify Employer sufficiently in advance so that it may seek a protective order or other appropriate relief.

7. Return of Employer’s Property.  Immediately on the termination of Employee’s employment, and at any time during Employee’s employment upon request of Employer, Employee will return to Employer all property of the Employer Group (individually and collectively, “Company Property”).  Company Property includes, without limitation: (a) all materials containing Confidential Information (including all copies, summaries or distillations thereof); (b) all electronic equipment, codes, notes, memoranda or data made available or furnished to Employee by Employer Group (including all copies, summaries or distillations thereof), whether or not they contain Confidential Information; (c) all notes, memoranda or data created by Employee during Employee’s employment, whether or not they contain Confidential Information; and (d) all other materials containing any information pertaining to Employer Group’s business, or any of its employees, clients, consultants, or business associates, that were acquired by Employee in the course of employment with Employer.

8. Non-Competition. Employee hereby agrees that, during the term of this agreement and for a one year period following the effective date of the termination of this agreement (collectively, “Restricted Period”),  Employee will not, directly or indirectly, individually or as an employee, joint venturer, partner, agent or independent contractor of any other person, provide  or render services that are competitive with the services provided by Employee hereunder at any location within 50 miles of Employee’s primary office location.

9. Non-Solicitation; Non-Interference.  Employee hereby agrees that, during the Restricted Period or during any period that Employee is receiving the Severance Payment, Employee will not, directly or indirectly, solicit business from any person, firm, corporation or other entity which was a customer or supplier of Employer Group during the term of this agreement, or from any successor in interest in any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the business of Employer Group.  During the Restricted Period, Employee shall not directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (a) engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by Employer Group during the Restricted Period, or otherwise seek to influence or alter any such person’s relationship with Employer Group, or (b) solicit or encourage any present or future customer or supplier of Employer Group to terminate or otherwise alter his, her or its relationship with Employer Group.  Employee acknowledges that the provisions of this section are reasonable and will not cause Employee undue economic hardship.

10. Notices. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and sent by registered or certified mail, in the case of Employee to the residence address as designated by Employee, and in the case of Employer to the Chief Executive Officer of the Employer at the headquarters of the Employer with a copy to the Vice President, Human Resources of the Employer at the headquarters of the Employer.

11. Dispute Resolution. The parties shall abide by the following dispute resolution procedures, which are the exclusive means of resolving disputes relating to this agreement or Employee’s employment by Employer or its subsidiaries or affiliates:

(a) If any claim, dispute, or controversy concerning this agreement, the breach of this agreement or Employee’s employment under this agreement is not resolved by the parties within 30 days after written notice of such dispute is delivered by one party to the other party, then the parties agree to participate in a mediation conducted by a mediator agreed upon by the parties.

(b) Any claim, dispute, or controversy concerning this agreement or the breach of this agreement that is not resolved by mediation shall be resolved by arbitration conducted by the American Arbitration Association (“AAA”) in Morgantown, West Virginia (or some other location on which the parties may agree) in accordance with the Employment Arbitration Rules of the AAA, and judgment upon the award rendered by the panel may be entered in any court having jurisdiction, provided however that this shall not preclude a party from seeking injunctive relief in a court of competent jurisdiction as otherwise provided hereunder.  The arbitrator, in his/her discretion may permit discovery.  The costs of the arbitration shall be equally borne by the parties.

12. Injunctive Relief.  Employee acknowledges that any loss to Employer by reason of Employee’s breach of Employee’s obligations under Paragraph 6, Paragraph 7 or Paragraph 8 cannot be reasonably or adequately compensated in damages in an action at law.  Employer may seek injunctive or other equitable relief against Employee to prevent Employee from failing to perform Employee’s obligations hereunder.  Resort by Employer to such injunctive or other equitable relief is not construed as a waiver of any rights Employer may have for damages or otherwise.

13. Entire Agreement. This agreement constitutes and references the entire agreement between the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and may not be changed or amended except by an instrument in writing to be executed by each of the parties hereto.

14. Severability. If any provision hereof, or any portion of any provision hereof, is held to be invalid, illegal or unenforceable, all other provisions shall remain in force and effect as if such invalid, illegal or unenforceable provision or portion thereof had not been included herein. If any provision or portion of any provision of this agreement is so broad as to be unenforceable, such provision or a portion thereof shall be interpreted to be only so broad as is enforceable.

15. Headings. The headings contained in this agreement are included for convenience or reference only and shall have no effect on the construction, meaning or interpretation of this agreement.
16. Governing Law. The laws of the State of West Virginia shall govern the interpretation and enforcement of this agreement without regard to conflicts-of-laws principles.

17. Waiver of Breach. A waiver of a breach of any provision of the agreement by any party shall not be construed as a waiver of subsequent breaches of that or any other provision. No requirement of this agreement may be waived except by the party adversely affected.

18. Binding Effect and Assignability. This agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. This agreement requires the personal services of Employee and may not be assigned by Employee.

19. Amendments. Any amendments or modifications to this agreement must be in writing and signed by the parties.

Employer and Employee signed this Employment Agreement on December 1, 2015.

MVB FINANCIAL CORP.

By: /s/ Larry F. Mazza

Its: President & Chief Executive Officer

/s/ Patrick R. Esposito, II

Patrick R. Esposito II